SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2008 (June 5, 2008)

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
113 King Street, Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
914-273-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     REGULATION FD DISCLOSURE.

MBIA Inc. (“MBIA” or the “Company”) issued a press release on June 5, 2008. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by MBIA under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 8.01.     OTHER EVENTS.

The following information is being filed pursuant to Item 8.01 – Other Events of Form 8-K.

On June 5, 2008 MBIA issued a press release commenting on the announcement on June 5, 2008 by Standard & Poor's Rating Services (“S&P”) that it had lowered its financial strength ratings on MBIA Insurance Corporation to “AA” from “AAA” and placed the ratings on CreditWatch with negative implications.  S&P also lowered the rating on MBIA Inc. to “A-” from “AA-” and placed it on CreditWatch with negative implications.  According to S&P, the rating actions reflect its “belief that these entities will face diminished public finance and structured finance new business flow and declining financial flexibility.” In addition, S&P believes continuing deterioration in key areas of the U.S. residential mortgage sector and related CDO structures will place increasing pressure on capital adequacy.  S&P also noted that the “AA” financial strength ratings of these companies are supported by currently sound claims paying ability and liquidity levels in their opinion, and that resolution of the negative CreditWatch will depend on clarification of ultimate potential losses as well as future business prospects, the outcome of strategic business decisions, and potential regulatory developments. Lists of the ratings that have changed as a result of these actions will be posted at http://www.spviews.com/. S&P stated that its analysis of the impact of the ratings actions is ongoing and that it may publish additional ratings changes.

Item 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

99.1     Press Release issued by MBIA Inc. dated June 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

		By:	/s/ Ram D. Wertheim
Ram D. Wertheim
General Counsel

Date:	June 6, 2008

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
Dated June 6, 2008

Exhibit 99.1                  Press Release issued by MBIA Inc. dated June 5, 2008.